UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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☒ Preliminary Information Statement

☐ Definitive Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

THORNBURG INVESTMENT TRUST

(Name of Registrant as Specified in its Charter)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

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THORNBURG EMERGING MARKETS MANAGED ACCOUNT FUND

a series of Thornburg Investment Trust

c/o Thornburg Investment Management, Inc.

2300 North Ridgetop Road

Santa Fe, NM 87506

NOTICE OF APPROVAL BY SHAREHOLDERS’ WRITTEN CONSENT OF CHANGE TO FUNDAMENTAL INDUSTRY CONCENTRATION POLICY

August [x], 2024

Dear Shareholder,

This notice is being furnished to the shareholders of the Thornburg Emerging Markets Managed Account Fund (the “Fund”), a non-diversified, open-end series of Thornburg Investment Trust, to inform the Fund’s shareholders of the approval of a change in the Fund’s fundamental investment policy with respect to industry concentration, as described in the enclosed information statement pursuant to Section 14(C) of the Securities Exchange Act of 1934 (the “Information Statement”). The enclosed Information Statement is purely for informational purposes. You are not being asked to vote or take action on any matter.

As discussed in more detail in the Information Statement, at a meeting of the Fund’s Board of Trustees (the “Board”) held on May 15, 2024, the Board approved a change in the Fund’s fundamental investment policy with respect to industry concentration. Additionally, the holders of a majority of the Fund’s outstanding voting securities will approve the revised fundamental policy with respect to industry concentration via written consent effective September 2, 2024.

The Board is not soliciting your proxy or consent in connection with the approval of the change in the Fund’s fundamental investment policy with respect to industry concentration. Pursuant to rules under the Securities Exchange Act of 1934, this Information Statement must be sent to shareholders at least 20 calendar days prior to the earliest date on which these changes may take effect. This Information Statement will be distributed on or about August [x], 2024, to shareholders of record as of the Record Date. You are urged to read the Information Statement in its entirety for a description of the actions taken by shareholders representing a majority of the outstanding voting securities of the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

Nimish S. Bhatt

President

Thornburg Investment Trust

THORNBURG EMERGING MARKETS MANAGED ACCOUNT FUND

c/o Thornburg Investment Management, Inc.

2300 North Ridgetop Road

Santa Fe, NM 87506

INFORMATION STATEMENT

August [x], 2024

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the shareholders of Thornburg Emerging Markets Managed Account Fund (the “Fund”), a non-diversified, open-end series of Thornburg Investment Trust, a Massachusetts business trust, to inform shareholders of the approval of a change in the Fund’s fundamental investment policy with respect to industry concentration.

Under §13(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), no registered investment company shall, unless authorized by the vote of a majority of its outstanding securities, deviate from its policy in respect of concentration of investments in any particular industry, or group of industries. The majority of the outstanding voting securities of the Fund are held by one shareholder, Thornburg Investment Management, Inc., which serves as the Fund’s investment advisor (“Thornburg” or the “Advisor”). This shareholder will, by written consent, approve changing the Fund’s industry concentration policy, effective as of September 2, 2024.

For purposes of this shareholder vote, “majority” of the outstanding voting securities of the Fund means the lesser of (i) 67% of the shares of the Fund present in person or by proxy at a meeting of the holders of more than 50% of the Fund’s outstanding shares, or (ii) more than 50% of the outstanding shares of the Fund. The change in the Fund’s industry concentration policy will be included in a supplement to the registration statement of the Fund, which will be filed with the U.S. Securities and Exchange Commission (“SEC”). This change will be effective September 2, 2024.

As discussed in more detail in this Information Statement, at a meeting of the Fund’s Board of Trustees (the “Board”) held on May 15, 2024, the Board approved the approved a change in the Fund’s fundamental investment policy with respect to industry concentration. Additionally, the Advisor, as the holder of a majority of the Fund’s outstanding voting securities as the Record Date will approve the revised fundamental policy with respect to industry concentration via written consent.

This Information Statement is being sent to shareholders of the Fund on or about August [x], 2024 to fulfill the notice requirement to the Fund’s shareholders of record as of July 31, 2024 (the “Record Date”). This Information Statement describes the approved change to the Fund’s industry concentration policy. As of the Record Date, there were [xxx,xxx.xxx] issued and outstanding Class I shares of the Fund. Since the shareholder with a majority of the outstanding voting securities of the Fund will vote to approve the changes, the remaining shareholders of the Fund are not required to, nor entitled to vote on these matters.

The Fund’s most recent semi-annual report, including financial statements and schedules, is available at no charge by calling 1-800-847-0200.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. THE TRUST IS NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

Change to the Fund’s Fundamental Policy Regarding Industry Concentration

The Fund’s current fundamental policy with respect to industry concentration is as follows:

The Fund may not invest more than 25% of its total assets in any one industry.

For purposes of applying the Fund’s current fundamental policy with respect to industry concentration limitation described above, issuers of the following securities are not be considered to be members of any industry: securities of the U.S. Government and its agencies and instrumentalities; except as set forth in the following sentence, municipal obligations the income from which is exempt from the regular federal income tax; and repurchase agreements collateralized by such obligations. Notwithstanding the foregoing, to the extent that the income from a municipal obligation is derived principally from the assets and revenues of non-governmental users, the obligation will be deemed to have been issued from the industry of that non-governmental user. The industry concentration limitation described above would not apply to an investment by the Fund in a particular economic sector, such as the utilities, hospital and healthcare facilities, or industrial development sectors. Additionally, although the Fund does not have a policy of investing more than 25% of its assets in groups of industries, the Fund may at times have more than 25% of its assets invested in particular groups of industries because of the limited number of holdings in the Fund’s portfolio. The Fund therefore reserves freedom of action to invest more than 25% of its assets in an industry or group of industries. The views and interpretations by the Fund stated in this paragraph may change due to changes in the law or interpretations of the law, including laws pertaining to municipal obligations and the taxability of interest paid on those obligations, and due to other factors.

The Advisor believes that the modification of the Fund’s fundamental policy with respect to industry concentration will enhance the Fund’s ability to pursue its investment strategies because the Fund may be one of several components of a separately managed investment account and as such may own a limited number of securities. The Board determined that it was advisable that the Fund’s fundamental policy be changed to allow the Fund to invest more than 25% of its assets in particular industries. The proposed new fundamental policy with respect to industry concentration is as follows:

The Fund may invest 25% or more of its total assets in particular industries.

At a board meeting held on May 15, 2024, the Trustees unanimously approved the change to the Fund’s fundamental policy regarding industry concentration. The holders of a majority of the Fund’s outstanding voting securities as of the Record Date will approve the change in the Fund’s fundamental policy with respect to concentration by written consent. The revised fundamental policy will take effect no sooner than 20 calendar days after this Information Statement was sent to shareholders, which is anticipated to be on or about September 2, 2024.

OTHER INFORMATION

Operations of the Fund and Service Providers

The Fund is a non-diversified series of the Trust. The Trust is a Massachusetts business trust (the “Trust”) organized on June 3, 1987 as a diversified, open-end management investment company under a Declaration of Trust (the “Declaration”). The Trust’s principal executive offices are located at 2300 North Ridgetop Road, Santa Fe, New Mexico 87506. The Board is responsible for the general oversight of the management of the Fund, including general supervision of the Advisor, and other service providers. The Board is not involved in the day-to-day management of the Trust. Like other open-end mutual funds, the Trust retains various organizations to perform specialized services on behalf of the Fund. The Advisor provides advisory and administrative services to the Fund. Thornburg Securities, LLC (“TSL”), located at 2300 North Ridgetop Road, Santa Fe, New Mexico 87506, serves as the principal underwriter of the Fund. SS&C GIDS, Inc., Post Office Box 219017, Kansas City, Missouri 64121-9017 provides the Fund with transfer agent services. State Street Bank and Trust Company, located at 2 Avenue De Lafayette, Boston, Massachusetts 02111 provides accounting and custodial services to the Fund.

Shareholder Proposals

The Trust is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

Cost of the Information Statement

The Board is providing this Informational Statement. The Fund will bear the expenses incurred with drafting, printing, mailing and filing this Information Statement. The Trust will request that broker/dealer firms, custodians, nominees, and fiduciaries forward Information Statement to the beneficial owners of the shares of record. Broker/dealer firms, custodians, nominee, and fiduciaries may be reimbursed for their reasonable expenses incurred in connection with such Informational Statement.

Delivery of Shareholder Documents

Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. are being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions in writing at Thornburg Investment Trust, c/o Thornburg Investment Management, Inc., 2300 North Ridgetop Road, Santa Fe, NM 87506, or by telephone at 1-800-847-0200.

Security Ownership of Certain Beneficial Owners

To the knowledge of the Trust’s management, as of the Record Date, the following shareholders were principal shareholders because they were beneficial owners, via voting and investment power with respect to such shares, of more than 5% of the outstanding Class I shares of the Fund:

Name and Address of Beneficial Owner	Amount of Ownership	Percent of Ownership
CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FOR EXCLUSIVE BENEFIT OF CUSTOMERS REINVEST ACCT ATTN MUTUAL FUNDS DEPARTMENT 211 MAIN ST SAN FRANCISCO CA 94105-1901*	[xxx,xxx.xxx]	[100]%

* Thornburg Investment Management, Inc., 2300 North Ridgetop Road, Santa Fe, NM 87506 is also deemed to be a beneficial owner by virtue of investment and voting powers granted to it as investment adviser to separately managed accounts or on behalf of separately managed account clients where Thornburg has an agreement with a managed account program’s sponsor to provide advisory services to the managed account program’s sponsor for its use in managing such account.

[Shareholders owning more than 25% of the shares of a Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling a Fund can determine the outcome of any proposal submitted to the shareholders for approval. As of the Record Date, Charles Schwab & Co Inc. as managed account program sponsor is the majority shareholder of the Fund of record and has granted investment and voting powers to Thornburg Investment Management, Inc. on behalf of all of its separately managed account clients’ investments in the Fund, totaling 100% of the Fund’s outstanding Class I shares.]

Security Ownership of Management

As of the Record Date, no Trustees or officers of the Trust owned shares of the Fund.

BY ORDER OF THE BOARD OF TRUSTEES

Nimish S. Bhatt
President
Thornburg Investment Trust
August [x], 2024

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